Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Laclede Group, Inc. of our report dated March 3, 2014 relating to the financial statements of Alabama Gas Corporation, which appears in the Current Report on Form 8-K dated June 3, 2014 of The Laclede Group, Inc. We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
June 20, 2014